UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

On January 10, 2017, the Board of Directors of Cesca Therapeutics Inc. (the “Company”) increased the size of its board to six members, and appointed Dr. Joseph (Jeff) Thomis as a new member of the Board of Directors of the Company. Dr. Thomis is expected to be appointed to one or more committees of the Board at future meetings, but currently serves on no committee.

Dr. Thomis received his PH.D. in Pharmaceutical Sciences from the University of Leuven in Belgium. Dr. Thomis did a Postdoctoral Fellowship in Pharmacology at the University of Leuven and Postdoctoral work in Cardiac Cellular and Human Cardiac Electrophysiology at St. Jozef’s Clinic Ostende, Belgium. For over four decades, Dr. Thomis has been involved in the clinical and commercial development of new medicines. Since 2012 he has been the Chief Executive Officer at Thomis Consulting bvba and a partner in OxOnc, a virtual clinical development company. From 1997-2012 he was at Quintiles Transnational where he held numerous positions including Chairman of the American Management Board, President of Global Clinical Development Services and President of European Clinical Development Services. From 1976-1996 he was at Bristol-Myers Squibb serving in various Assistant Director and Director positions.

Dr. Thomis has served as a non-executive director at NovaQuest LLC, a private equity company since 2014 and Chairman of the Board of Quotient Clinical, a translational pharmaceutics company since 2016. From 2012 to 2013 he was a non-executive director of PDP Courier Services, Ltd and from 2010-2012 he was Chairman of the American Management Board of Quintiles.

Dr. Thomis will receive an annual Board of Director retainer of $35,000 paid quarterly, and will also receive a nonqualified stock option grant of 1,250 shares. The options will have a seven year life and vest monthly over one year.

Dr. Thomis has not previously held any positions with the Company. Dr. Thomis has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

The Company is not aware of any transaction in which Dr. Thomis has an interest requiring disclosure under Item 404(a) of Regulation S-K, and there are no other arrangements or understandings between management and Dr. Thomis with respect to his appointment as a director.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description

99.1	Press release, titled “Cesca Therapeutics Appoints Dr. Joseph Thomis to its Board of Directors” dated January 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc. a Delaware Corporation

Dated: January 17, 2017	/s/ Michael Bruch Michael Bruch, Chief Financial Officer